Exhibit 99.1

1016 Civic Center Drive NW · Rochester, MN 55901 · Phone (507) 535-1200 · FAX (507) 535-1301

HMN ENTERS INTO AGREEMENT TO ACQUIRE ASSETS OF

DEERWOOD BANK’S ALBERT LEA, MINNESOTA BRANCH

ROCHESTER, MINNESOTA, November 19, 2015 … HMN Financial, Inc. (“HMN” or the “Company”) (NASDAQ: HMNF) today announced that its wholly owned subsidiary, Home Federal Savings Bank (the “Bank”), has entered into an agreement to acquire certain assets and assume certain liabilities of Deerwood Bank, a state bank chartered under the laws of Minnesota (“Deerwood”), located at Deerwood’s Albert Lea, Minnesota branch. Once completed, the Bank plans to service the acquired assets and assumed liabilities out of the Bank’s existing branch location in Albert Lea, Minnesota.

The Bank plans to fund the acquisition with internally available funds. Completion of the transaction is subject to customary closing conditions, including obtaining regulatory approval. The Bank expects to complete the transaction in the second quarter of 2016.

“We are excited to increase our presence in the Albert Lea community through the acquisition of assets related to Deerwood Bank’s Albert Lea branch,” said Brad Krehbiel, President of HMN.  “We look forward to the opportunity of offering our complete selection of products and services to our new clients and serving them for many years to come.”

General Information

HMN Financial, Inc. and the Bank are headquartered in Rochester, Minnesota. Home Federal Savings Bank operates twelve full service offices in Minnesota located in Albert Lea, Austin, Eagan, Kasson (2), La Crescent, Rochester (4), Spring Valley and Winona; one full service office in Marshalltown, Iowa; three loan origination offices located in Delafield, Wisconsin, Sartell, Minnesota, and Owatonna, Minnesota.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are often identified by such forward-looking terminology as “expect,” “intend,” “look,” “believe,” “anticipate,” “estimate,” “project,” “seek,” “may,” “will,” “would,” “could,” “should,” “trend,” “target,” and “goal” or similar statements or variations of such terms and include, but are not limited to, those relating to our ability to complete the acquisition of assets of Deerwood Bank and integrate the acquired operations; increasing our core deposit relationships, improving credit quality, reducing non-performing assets, becoming more efficient and generating improved financial results; the adequacy and amount of available liquidity and capital resources to the Bank; the Company’s liquidity and capital requirements; our expectations for core capital and our strategies and potential strategies for improvement thereof; improvements in loan production; changes in the size of the Bank’s loan portfolio; the amount of the Bank’s non-performing assets and the appropriateness of the allowance therefor; our ability to integrate the Kasson State Bank operations; anticipated future levels of the provision for loan losses; future losses on non-performing assets; the amount and mix of interest-earning assets; the amount and mix of deposits; the availability of alternate funding sources; the payment of dividends by HMN, the future outlook for the Company; the amount of dividends paid by the FHLB on its stock; the amount of deposits that will be withdrawn from checking and money market accounts and how the withdrawn deposits will be replaced; the projected changes in net interest income based on rate shocks; the range that interest rates may fluctuate over the next twelve months; the net market risk of interest rate shocks; the future outlook for the issuer trust preferred securities held by the Bank; the ability of the Bank to pay dividends to HMN; the ability of HMN to pay the principal and interest payments on its third party note payable; the ability to remain well capitalized under revised capital rules; the impact of Basel III and the Dodd Frank Act capital standards on the Bank’s capital position; and compliance by the Bank with regulatory standards generally (including the Bank’s status as “well-capitalized”) and other supervisory directives or requirements to which the Company or the Bank are or may become expressly subject, specifically, and possible responses of the Office of the Comptroller of the Currency (OCC), Board of Governors of the Federal Reserve System (FRB), the Bank, and the Company to any failure to comply with any such regulatory standard, directive or requirement.

A number of factors could cause actual results to differ materially from the Company’s assumptions and expectations. These include but are not limited to acquisition integration costs; the adequacy and marketability of real estate and other collateral securing loans to borrowers; federal and state regulation and enforcement; possible legislative and regulatory changes, including additional changes to regulatory capital rules; the ability of the Bank to comply with other applicable regulatory capital requirements; enforcement activity of the OCC and FRB in the event of our non-compliance with any applicable regulatory standard or requirement; adverse economic, business and competitive developments such as shrinking interest margins, reduced collateral values, deposit outflows, changes in credit or other risks posed by the Company’s loan and investment portfolios; changes in costs associated with alternate funding sources, including changes in collateral advance rates and policies of the Federal Home Loan Bank; technological, computer-related or operational difficulties; results of litigation; reduced demand for financial services and loan products; changes in accounting policies and guidelines, or monetary and fiscal policies of the federal government or tax laws; international economic developments; the Company’s access to and adverse changes in securities markets; the market for credit related assets; the future operating results, financial condition, cash flow requirements and capital spending priorities of the Company and the Bank; the availability of internal and, as required, external sources of funding; acquisition integration costs; or other significant uncertainties. Additional factors that may cause actual results to differ from the Company’s assumptions and expectations include those set forth in the Company’s most recent filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. For additional discussion of the risks and uncertainties applicable to the Company, see the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Part II, Item 1A of its subsequently filed Quarterly Reports on Form 10-Q.

All statements in this press release, including forward-looking statements, speak only as of the date they are made, and we undertake no duty to update any of the forward-looking statements after the date of this press release.

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